                                                                    EXHIBIT 99.3


                          SANTA FE SNYDER CORPORATION
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION


    The following unaudited pro forma condensed combined financial statements of Santa Fe Energy Resources, Inc. ("Santa Fe"), and related notes thereto, illustrate the effects of the merger of Snyder Oil Corporation ("Snyder") into Santa Fe.

    Effective May 5, 1999, Snyder, a Delaware corporation, merged with and into Santa Fe, also a Delaware corporation, pursuant to an Agreement and Plan of Merger dated January 13, 1999, between Snyder and Santa Fe. In connection with the merger, Santa Fe changed its name to "Santa Fe Snyder Corporation" ("Santa Fe Snyder" or the "Company"). In the merger, each issued and outstanding share of common stock of Snyder, par value $.01 per share ("Snyder Common Stock") was converted into 2.05 shares of common stock, par value $.01 per share, of Santa Fe Snyder (the "Santa Fe Snyder Common Stock"). The exchange ratio was determined through arm's length negotiations between the parties. Santa Fe Snyder issued approximately 68.8 million shares of Santa Fe Snyder Common Stock.

    The merger of Snyder has been accounted for in the Pro Forma Statements using the purchase method of accounting. Consequently, the unaudited pro forma condensed combined balance sheet (the "Pro Forma Balance Sheet") as of March 31, 1999 reflects the recording of assets acquired and liabilities assumed of Snyder at estimated fair value as if the merger had occurred on that date. The unaudited pro forma combined statements of operations are prepared for the three months ended March 31, 1999 and March 31, 1998 and the year ended December 31, 1998 and illustrate the effects of the merger as if it had occurred on January 1, 1998.

    Accounting rules require that Santa Fe Snyder periodically review the carrying value of its oil and gas properties for possible impairment. Based on specific market factors and circumstances at the time of prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, as appropriate, Santa Fe Snyder may be required to write down the carrying value of its oil and gas properties. A writedown constitutes a charge to earnings, which does not impact Santa Fe Snyder's cash flows from operating activities.

    Based primarily on its long-term outlook for future commodities prices, management expects to record an impairment charge of approximately $150 million to $250 million, on a pre-tax basis, pursuant to the provisions of Statement of Financial Accounting Standards No. 121. Any writedown would likely have a material adverse effect on Santa Fe Snyder's net income in the period taken, but would not affect the Company's cash flows.

    The Pro Forma Statements should be read in conjunction with the historical consolidated financial statements of Santa Fe and Snyder, including the notes thereto, incorporated herein by reference. The management of Santa Fe Snyder believes that the assumptions utilized provide a reasonable basis for presenting the significant effects of the merger and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial information. The Pro Forma Statements do not purport to be indicative of the financial position or results of operations of Santa Fe Snyder had the merger occurred on the dates mentioned above, nor are the Pro Forma Statements necessarily indicative of the future financial position or results of operations of Santa Fe Snyder.

                             SANTA FE SNYDER CORP.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (In Millions)

                                                                     March 31, 1999
                                                     ---------------------------------------------
                                                                            Pro Forma
                                                                            Combining   Pro Forma
                                                     Santa Fe    Snyder    Adjustments  Combined
                                                     --------    ------    -----------  ----------

                   ASSETS

Current assets                                       $    112.7  $   32.3   $   --     $   145.0

Investments                                                  --      26.3       --          26.3

                                                                             (548.7)(a)
Property, plant and equipment, at cost                  1,988.7     548.7     663.1 (b)  2,739.9
                                                                               88.1 (b)

        Accumulated depletion, depreciation,
                amortization and impairment            (1,287.3)   (202.7)    202.7 (a) (1,287.3)
                                                     ----------  --------  --------    ---------
        Property, plant and equipment, net                701.4     346.0     405.2      1,452.6

Other Assets                                               29.9       4.4     (19.4)(d)     14.9
                                                     ----------  --------  --------    ---------
        Total Assets                                 $    844.0  $  409.0  $  385.8    $ 1,638.8
                                                     ==========  ========  ========    =========

     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                                  $    100.1  $   67.1  $    8.1 (b)$   175.3

Long-term debt                                            361.9     206.8      (0.9)(a)    567.8
Deferred revenues and other liabilities                    45.5      18.8        --         64.3
Deferred income taxes                                        --        --      88.1 (b)     68.3
                                                                               (0.4)(c)
                                                                              (19.4)(d)
Shareholders' equity
        Common stock                                        1.0       0.4      (0.4)(a)      1.8
                                                                                0.8 (b)

        Paid-in capital                                   728.2     239.0    (239.0)(a)  1,153.6
                                                                              425.4 (b)

                                                                               (0.6)(a)
        Retained Earnings (Deficit)                      (384.6)      0.6      (0.7)(c)   (385.3)

        Treasury stock                                     (7.0)    (46.2)     46.2 (a)     (7.0)
        Unamortized restricted stock awards                (1.1)       --       1.1 (c)       --
        Unrealized gain or loss on investments               --     (77.5)     77.5 (a)       --
                                                     ----------  --------  --------    ---------
        Total Liabilities and Shareholders' Equity   $    844.0  $  409.0  $  385.8    $ 1,638.8
                                                     ==========  ========  ========    =========



        The accompanying notes are an integral part of these pro forma condensed combined financial statements.

                             SANTA FE SNYDER CORP.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   (In Millions, Except Per Share Amounts)

                                                             THREE MONTHS ENDED MARCH 31, 1999
                                                       ----------------------------------------------
                                                                                PRO FORMA
                                                                                COMBINING   PRO FORMA
                                                        SANTA FE   SNYDER      ADJUSTMENTS  COMBINED
                                                       ---------  --------     -----------  ---------

Revenues:
        Sales of crude oil, liquids and natural gas    $    67.9  $   30.0     $     --      $  97.9
        Gas transportation, processing and marketing          --       0.6           --          0.6
        Other                                                0.3        --           --          0.3
                                                       ---------  --------     --------      -------
                        Total revenues                      68.2      30.6           --         98.8
                                                       ---------  --------     --------      -------
Costs and expenses:
        Production and operating                            28.3       7.5           --         35.8
        Exploration, including dry hole costs               11.2      11.9           --         23.1
        Depletion, depreciation and amortization            31.9      13.9          6.1 (a)     51.9
        General and administrative                           5.4       4.3           --          9.7
        Taxes other than income                              3.5       1.5           --          5.0
        Loss (gain) on disposition of assets                 0.1      (0.4)          --         (0.3)
                                                       ---------  --------     --------      -------
                        Total costs and expenses            80.4      38.7          6.1        125.2
                                                       ---------  --------     --------      -------
Income (loss) from operations                              (12.2)     (8.1)        (6.1)       (26.4)

        Interest income                                      0.4       0.2           --          0.6
        Interest expense                                    (6.8)     (4.4)          --        (11.2)
        Interest capitalized                                 1.3        --           --          1.3
        Other income (expense)                                --      (0.2)          --         (0.2)
                                                       ---------  --------     --------      -------
Income (loss) before income taxes                          (17.3)    (12.5)        (6.1)       (35.9)
        Current income tax (expense) benefit                (0.7)       --           --         (0.7)
        Deferred income tax (expense) benefit                5.9       4.4          2.5 (b)     12.8
                                                       ---------  --------     --------      -------

Net income (loss)                                      $   (12.1) $   (8.1)    $   (3.6)     $ (23.8)
                                                       =========  ========     ========      =======
Net income (loss) per common share,
        basic and diluted                              $   (0.12) $  (0.24)                  $ (0.14)
                                                       =========  ========                   =======

Weighted average number of shares outstanding              102.2      33.4                     170.7
                                                       =========  ========                   =======



      The accompanying notes are an integral part of these pro forma condensed combined financial statements.

                             SANTA FE SNYDER CORP.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    (In Millions, Except Per Share Amounts)


                                                                             THREE MONTHS ENDED MARCH 31, 1998
                                                                         -------------------------------------------
                                                                                              PRO FORMA
                                                                                              COMBINING    PRO FORMA
                                                                         SANTA FE    SNYDER  ADJUSTMENT    COMBINED
                                                                         --------    ------- ----------   ----------

Revenues:
        Sales of crude oil, liquids and natural gas                      $   68.6  $  32.8     $    --     $  101.4
        Gas transportation, processing and marketing                           --      0.9          --          0.9
        Other                                                                 0.2       --          --          0.2
                                                                         --------  -------     -------     --------
                        Total revenues                                       68.8     33.7          --        102.5
                                                                         --------  -------     -------     --------
Costs and expenses:
        Production and operating                                             25.3      6.6          --         31.9
        Cost of gas and transportation                                         --      0.4          --          0.4
        Exploration, including dry hole costs                                12.2      3.2          --         15.4
        Depletion, depreciation and amortization                             28.1     11.8         5.7 (a)     45.6
        General and administrative                                            4.4      4.2          --          8.6
        Taxes other than income                                               4.1      1.8          --          5.9
                                                                         --------  -------     -------     --------
                        Total costs and expenses                             74.1     28.0         5.7        107.8
                                                                         --------  -------     -------     --------
Income (loss) from operations                                                (5.3)     5.7        (5.7)        (5.3)

        Interest income                                                       2.2      1.1          --          3.3
        Interest expense                                                     (3.8)    (3.9)         --         (7.7)
        Interest capitalized                                                  1.7       --          --          1.7
        Other income (expense)                                                 --     (0.1)         --         (0.1)
                                                                         --------  -------     -------      -------
Income (loss) before income taxes                                            (5.2)     2.8        (5.7)        (8.1)
        Current income tax (expense) benefit                                  2.6       --          --          2.6
        Deferred income tax (expense) benefit                                 2.3     (1.0)        2.0 (b)      3.3
                                                                         --------  -------     -------      -------
Net income (loss)                                                        $   (0.3) $   1.8     $  (3.7)     $  (2.2)
                                                                         ========  =======     =======      =======
Net income (loss) per common share,
        Basic                                                            $     --  $  0.06                  $ (0.01)
                                                                         ========  =======                  =======
        Diluted                                                          $     --  $  0.05                  $ (0.01)
                                                                         ========  =======                  =======

Weighted average number of shares outstanding                               102.7     33.4                    171.2
                                                                         ========  =======                  =======



     The accompanying notes are an integral part of these pro forma condensed combined financial statements.

                             SANTA FE SNYDER CORP.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    (In Millions, Except Per Share Amounts)



                                                                                  YEAR ENDED ENDED DECEMBER 31, 1998
                                                                         ----------------------------------------------
                                                                                               PRO FORMA
                                                                                               COMBINING     PRO FORMA
                                                                          SANTA FE    SNYDER   ADJUSTMENT    COMBINED
                                                                         ---------  ---------  ----------   -----------

Revenues:
        Sales of crude oil, liquids and natural gas                      $   290.4    $ 133.2    $    --     $   423.6
        Gas transportation, processing and marketing                            --        4.6         --           4.6
        Other                                                                  0.6        0.2         --           0.8
                                                                         ---------    -------    -------     ---------
                        Total revenues                                       291.0      138.0         --         429.0
                                                                         ---------    -------    -------     ---------
Costs and expenses:
        Production and operating                                             112.5       31.0         --         143.5
        Cost of gas and transportation                                          --        3.3         --           3.3
        Exploration, including dry hole costs                                 71.1       48.3         --         119.4
        Depletion, depreciation and amortization                             136.1       54.0       25.8 (a)     215.9
        Impairment of oil and gas properties                                  87.8        5.5                     93.3
        General and administrative                                            19.7       16.4         --          36.1
        Taxes other than income                                               16.3        7.5         --          23.8
        Loss (gain) on disposition of assets                                   1.5       (3.3)        --          (1.8)
                                                                         ---------    -------    -------     ---------
                        Total costs and expenses                             445.0      162.7       25.8         633.5
                                                                         ---------    -------    -------     ---------

Income (loss) from operations                                               (154.0)     (24.7)     (25.8)       (204.5)

        Interest income                                                        6.2        2.4         --           8.6
        Interest expense                                                     (22.0)     (15.7)        --         (37.7)
        Interest capitalized                                                   7.2         --         --           7.2
        Other income (expense)                                                (0.3)        --         --          (0.3)
                                                                         ---------    -------    -------     ---------

Income (loss) before income taxes                                           (162.9)     (38.0)     (25.8)       (226.7)
        Current income tax (expense) benefit                                  11.4         --         --          11.4
        Deferred income tax (expense) benefit                                 52.8       13.3        9.0 (b)      75.1
                                                                         ---------    -------    -------       -------
Net income (loss)                                                        $   (98.7)   $ (24.7)   $ (16.8)      $(140.2)
                                                                         =========    =======    =======       =======
Net income (loss) per common share,
        basic and diluted                                                $   (0.96)   $ (0.74)                 $ (0.82)
                                                                         =========    =======                  =======

Weighted average number of shares outstanding                                102.6       33.4                    171.1
                                                                         =========    =======                  =======



        The accompanying notes are an integral part of these pro forma condensed combined financial statements

                         SANTA FE SNYDER CORPORATION
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


NOTE 1.    BASIS OF PRESENTATION

    The Pro Forma Condensed Combined Balance Sheet is presented as if the merger of Snyder into Santa Fe occurred on March 31, 1999. The Pro Forma Condensed Combined Statements of Operations have been prepared as if the merger had been consummated as of January 1, 1998.

    The merger of Snyder has been accounted for in the Pro Forma Statements using the purchase method of accounting. The total value to be allocated between the net assets of Snyder was determined based on the estimated fair value of the Santa Fe Common Stock offered to the Snyder stockholders and the estimated fair value of replacement options to be issued, as increased to reflect the incremental cash expenses incurred to effect the merger. The fair value of Santa Fe Common Stock utilized in the purchase price calculation was $6.09375, which represents the average market price prior to and after the public announcement of the proposed merger.

NOTE 2.    PRO FORMA ADJUSTMENTS

Pro Forma Balance Sheet

(a) To reverse Snyder's historical property, plant and equipment, accumulated depletion, depreciation and amortization and shareholders' equity as a result of the application of purchase accounting and to adjust long-term debt to fair market value.

(b) To record the preliminary pro forma allocation of the purchase price of the merger of Snyder to property, plant and equipment using the purchase method of accounting. The total of the value of the approximate 68.8 million shares issued ($417.1 million), the fair value of the net liabilities assumed ($228.8 million, which is the remainder of liabilities assumed minus assets acquired), the estimated fair value of 4.5 million Santa Fe Snyder replacement options to be issued ($9.1 million) and the value of certain liabilities incurred as a result of the merger has been allocated to property, plant and equipment as follows:

                                                                   IN MILLIONS
                                                                   ------------

       Common stock issued  . . . . . . . . . . . . . . . . . .    $      417.1
       Fair value of replacement options  . . . . . . . . . . .             9.1
       Other accrued merger costs . . . . . . . . . . . . . . .             5.6
                                                                   ------------
         Sub-total  . . . . . . . . . . . . . . . . . . . . . .           431.8
       Liabilities assumed:
         Current liabilities  . . . . . . . . . . . . . . . . .            67.1
         Long-term debt at fair value   . . . . . . . . . . . .           205.9
         Other long-term obligations  . . . . . . . . . . . . .            18.8
       Assets acquired:
         Current assets   . . . . . . . . . . . . . . . . . . .           (32.3)
         Investments  . . . . . . . . . . . . . . . . . . . . .           (26.3)
         Other long-term assets   . . . . . . . . . . . . . . .            (4.4)
                                                                   ------------
       Allocated to property, plant and equipment . . . . . . .    $      660.6
                                                                   ============

    Other accrued merger costs include those capitalizable costs incurred to consummate the transaction, consisting primarily of professional fees. These costs, along with the write off of certain lease obligations ($2.5 million) are reflected in current liabilities on the pro forma balance sheet.

                          SANTA FE SNYDER CORPORATION
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


    The purchase price allocation is preliminary principally due to the fact that management is in the process of assessing and formulating its integration plans, which are expected to include employee separations, employee relocations, elimination of duplicative facilities and other restructuring actions. These restructuring costs are anticipated to qualify as assumed liabilities in the merger upon finalization of these plans. In addition, the Company is in the process of finalizing business and capital spending plans which will impact the ultimate purchase price allocation to oil and gas properties. Such amounts cannot be estimated at this time.

    In addition, the Company has recorded an $88.1 million deferred tax liability related to the estimated difference between the book basis and the tax basis in the oil and gas properties acquired. Such amount is allocated to property, plant and equipment.

(c) As a result of the merger, certain restricted unit awards of Santa Fe vest, resulting in a charge to earnings, net of tax, of the unrecognized portion of such awards.

(d) Included in Santa Fe's "Other Assets" line item at March 31, 1999 is a net deferred tax asset of $19.4 million. As a result of a deferred tax liability arising from the merger, this amount has been reclassified to "Deferred income taxes" for pro forma purposes.

Pro Forma Statements of Operations

    Certain reclassification adjustments to line items were made to the Snyder statements of operations for the three months ended March 31, 1999 and March 31, 1998 and the year ended December 31, 1998 to conform to Santa Fe's presentation. The material adjustment made was a reclassification of production taxes ($1.5 million, $1.8 million and $7.5 million, respectively) from production and operating expense to taxes other than income taxes. These adjustments do not affect net income and are not presented on the pro forma statements.

(a) To record the additional depletion, depreciation and amortization expense of $6.1 million, $5.7 million and $25.8 million related to the excess of the estimated fair value over the historical basis of the property, plant and equipment for the three months ended March 31, 1999 and March 31, 1998 and the year ended December 31, 1998, respectively.

(b) To record income taxes at an effective rate of 35%.